Exhibit 99.2

August 17, 2011 Acquisition of Brooklyn Federal Bancorp, Inc. (BFSB)

Forward-looking statements Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Transaction highlights Strengthens Investors' New York franchise Brooklyn Federal will enhance Investors' recent New York-expansion initiative with two branches in Brooklyn and three branches in Long Island Adds $411 million of deposits Pro forma for the transaction, Investors will have 10 branches in New York 1 Minimal credit risk Substantially all of BFSB's commercial loan portfolio to be sold to or hedged with a real estate investment fund Loan sale agreement with real estate investment fund has been executed ISBC's remaining credit exposure limited to $89 million, primarily performing single-family residential mortgage loans Comprehensive due diligence process Financially attractive Low deposit premium (7.4%) based on stated tangible book value, 0.5% based on cash paid to minority shareholders and adjusted tangible book value 2 IRR exceeds 20%, accretive to earnings in 2012 Minimal dilution to fully-converted tangible book value per share (0.5%) 1. Including proposed branch openings in Brooklyn. 2. Tangible book value adjusted for credit mark and loan sale.

Pro forma branch coverage 1 Investors Bancorp Brooklyn Federal Islandia Wantagh Commack Brooklyn (Court Street) Brooklyn (Nostrand Avenue) 1. Map includes Investors' proposed and pending branches in Brooklyn.

Overview of Brooklyn Federal History Chartered in 1887 5 branches in Brooklyn and Long Island Expansion to Long Island to diversify client base; brand recognized in Long Island among suburban residents transplanted from Brooklyn Reorganized into a mutual holding company in 2005 Currently operating under a Cease & Desist ("C&D") order received from the OTS Financial Summary (6/30/11) Assets: $470 million Net Loans: $276 million Deposits: $411 million Equity: $41 million NPAs / Assets: 25.1% Stock Performance Closing Price / Market Cap: $0.85 / $11.0 million 52-week high / low: $4.16 / $0.36

Transaction overview Price Per Share: $0.80 per share Implied Transaction Value: $10.3 million, based on total BFSB shares $2.9 million, based on minority shares Consideration: Public or minority shareholders to receive cash, fixed at $2.9 million BFS Bancorp, MHC shares to be converted into shares of Investors Bancorp MHC 1 Brooklyn Federal's depositors to receive the same subscription and liquidation rights as Investors' depositors Detailed Due Diligence: Completed Required Approvals: BFSB shareholder and depositor approvals Customary regulatory approvals Expected Closing: 4Q 2011 Loan Sale and Hedge: Substantially all of BFSB's commercial loan portfolio ($208 million as of 6/30/2011) to be sold to or hedged with a real estate investment fund Agreement signed; loan sale closing concurrent with BFSB transaction closing 1. Based on Investors' most recent closing price of $13.38, Investors would issue 0.6 million new shares to Investors MHC at closing totaling $7.4 million.

Details on loan sale and hedge Concurrent with the signing of the definitive agreement with Brooklyn Federal, Investors has signed an agreement with a real estate investment fund to sell or hedge substantially all of Brooklyn Federal's commercial loan portfolio $208 million of commercial loans to be sold to or hedged with a real estate investment fund $89 million of loans to be retained by Investors, primarily residential mortgage loans $82 million of residential mortgage loans with 1.6% delinquency rate at 6/30 Investors' net credit exposure limited to $89 million $64 million gross credit and real estate-related mark ($40 million net of reserves and tax) Includes the impact of the loan sale, credit marks on retained loans, and all other fair market value adjustments Commercial (Sold/Hedged) Commercial (Retained) 1-4 Family (Retained) East 208 7 82 Brooklyn Federal Loan Portfolio (6/30/2011) BFSB Book Balance: $297 million Note: Commercial loans include multifamily, construction and land, and other commercial loans.

Pro forma financial impact Financial returns IRR > 20% Accretive to EPS in 2012 Pro forma TBV capital position 0.5% dilution to fully-converted tangible book value Tangible common ratio: Current 8.9% ? Pro forma 8.6% Assumptions Cost savings of $5.1 million (35% of core non-interest expenses), phased in 75% in 2012 and 100% thereafter; no revenue synergies assumed One time pre-tax costs of $7.0 million Core deposit intangibles of $4.8 million, amortized over 10 years $64 million gross credit and real estate-related mark ($40 million net of reserves and tax) Includes the impact of the loan sale, credit marks on retained loans, and all other fair market value adjustments

Pro forma balance sheet $ in millions Actual 6/30/11 Pro Forma 2 6/30/11 Assets $10,206 $10,686 Loans 8,587 8,716 Intangibles 1 39 49 Deposits 6,827 7,238 Shareholders' Equity 940 942 Includes goodwill and core deposit intangibles ("CDI"). CDI shown net of deferred tax liability. Pro forma for acquisition of Brooklyn Federal, loan sale and other acquisition adjustments including restructuring expenses.

Investors Bancorp's track record as an acquiror Deposit franchise of Millennium bcpbank (October 2010) $600 million of deposits / 17 branches in NJ, NY, MA 1 0.11% deposit premium Acquired approximately $200 million of performing commercial and residential loans 6 New Jersey branches from Banco Popular North America (October 2009) 6 branches / $227 million deposits 1.0% deposit premium Acquired no loans as part of the transaction American Bancorp of New Jersey (May 2009) $680 million in assets / 5 full-service branches in northern New Jersey $98 million transaction value paid through a combination of stock and cash 1.01x tangible book value, 1.2% deposit premium Summit Federal Bankshares MHC (June 2008) $110 million in assets / 5 full-service branches in northern New Jersey Merger was a combination of mutual enterprises Four Massachusetts-based branches subsequently sold in May 2011.